EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-8 No. 333-265540) pertaining to the 2018 Omnibus Incentive Plan of Registrant,

2)	Registration Statement (Form S-3 No. 333-271542) and related Prospectus of Cassava Sciences, Inc.,

3)	Registration Statement (Form S-8 No. 333-168390) pertaining to the 2000 Employee Stock Purchase Plan of Registrant,

4)	Registration Statement (Form S-8 No. 333-225708) pertaining to the 2018 Omnibus Incentive Plan of Registrant,

5)	Registration Statement (Form S-8 No. 333-147336) pertaining to the 2000 Employee Stock Purchase Plan of Registrant, and

6)	Registration Statement (Form S-8 No. 333-152676) pertaining to the 2008 Equity Incentive Plan of Registrant;

of our report dated March 3, 2025, with respect to the consolidated financial statements of Cassava Sciences, Inc. included in this Annual Report (Form 10-K) of Cassava Sciences, Inc. for the year ended December 31, 2024.

/s/ Ernst &Young LLP

Austin, Texas

March 3, 2025